UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Forte Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Stockholders:

We are pleased to invite you to attend a Special Meeting of Stockholders (the “Special Meeting”) of Forte Biosciences, Inc. (the “Company” or “Forte”), to be held on Friday, January 24, 2025 at 8:00 a.m., Central Time. The Special Meeting will be held via a virtual format and you will be able to attend the Special Meeting by visiting http://www.virtualshareholdermeeting.com/FBRX2025SM where you will be able to listen to the meeting live and vote online.

The attached formal meeting notice and proxy statement contain details of the business to be conducted at the Special Meeting.

Your vote is important. Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the Special Meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.

On behalf of our Board of Directors (the “Board”), we would like to express our appreciation for your continued support of and interest in Forte.

Stockholders may call 1-800-690-6903 (toll-free from the U.S. and Canada)

Sincerely,

Paul A. Wagner, Ph.D.

Chairman, President, and Chief Executive Officer

Dallas, Texas

FORTE BIOSCIENCES, INC.

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date	Friday, January 24, 2025 at 8:00 a.m. Central Time

Place	The Special Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the Special Meeting virtually and vote online during the meeting by visiting www.virtualshareholdermeeting.com/FBRX2025SM.

Items of Business	•	To approve the amended and restated 2021 Equity Incentive Plan.

•	To transact other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

Record Date	December 30, 2024 (the “Record Date”). Only stockholders of record as of the Record Date are entitled to notice of and to vote at the Special Meeting.

Availability of Proxy Materials	Our proxy statement, notice of Special Meeting and form of proxy are first being sent on or about December 31, 2024 to all stockholders entitled to vote at the Special Meeting.

The proxy materials can be accessed as of December 31, 2024 by visiting www.proxyvote.com. In additional to mailing our proxy materials, we are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.

Voting	YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares at the Special Meeting. The proxy statement explains proxy voting and the matters to be voted on in more detail.

By order of the Board of Directors,

Paul A. Wagner, Ph.D.

Chairman, President, and Chief Executive Officer

Dallas, Texas

The date of this proxy statement is December 31, 2024 and it is being mailed to stockholders on or about December 31, 2024.

FORTE BIOSCIENCES, INC.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To be held at 8:00 a.m., Central Time, on Friday, January 24, 2025

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Special Meeting of stockholders of Forte Biosciences, Inc. (the “Company” or “Forte”), a Delaware corporation, and any postponements, adjournments or continuations thereof. The Special Meeting will be held on Friday, January 24, 2025, at 8:00 a.m., Central Time. The Special Meeting will be conducted virtually via live audio webcast. You will be able to attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/FBRX2025SM, where you will be able to listen to the meeting live and vote online during the meeting.

What proposal will be voted on at the Special Meeting?

One proposal will be voted on at the Special Meeting:

•	the approval of an amended and restated 2021 Equity Incentive Plan.

How does the Board recommend that I vote on this proposal?

Our Board recommends that you vote your shares:

•	“FOR” the approval of an amended and restated 2021 Equity Incentive Plan.

WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

Holders of our Common Stock as of the close of business on December 30, 2024, the record date for the Special Meeting, may vote at the Special Meeting. As of the record date, there were 6,393,323 shares of our Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Special Meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Special Meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. As a beneficial owner, you are also invited to attend the Special Meeting. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

How many votes are needed for approval of the proposal?

•

Proposal No. 1: The approval of an amended and restated 2021 Equity Incentive Plan requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal.

What is the quorum requirement for the Special Meeting?

A quorum is the minimum number of shares required to be present or represented at the Special Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Special Meeting. Abstentions, withhold votes and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:

•	by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Central Time, on January 23, 2025, (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Central Time, on January 23, 2025 (have your proxy card in hand when you call);

•	by completing, signing and mailing your proxy card, which must be received prior to the Special Meeting; or

•

by attending the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/FBRX2025SM, where you may vote during the meeting (have your proxy card in hand when attending the Special Meeting).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the Special Meeting with the control number indicated on that voting instruction form.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit an executed proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” the approval of an amended and restated 2021 Equity Incentive Plan.

In addition, if any other matters are properly brought before the Special Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will not have discretion to vote your shares. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on the proposal.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the Special Meeting by:

•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);

•	completing and returning a later-dated proxy card, which must be received prior to the Special Meeting;

•

delivering a written notice of revocation to our corporate secretary at Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247, Attention: Corporate Secretary, which must be received prior to the Special Meeting; or

•	attending and voting at the Special Meeting (although attendance at the Special Meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the Special Meeting?

We will be hosting the Special Meeting via live webcast only. You will be able to attend the Special Meeting virtually and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/FBRX2025SM. To participate in the Special Meeting, you will need the control number included on your proxy card. The Special Meeting webcast will begin promptly at 8:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin fifteen minutes prior to the meeting, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the Special Meeting online?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Paul A. Wagner, Ph.D., our President and Chief Executive Officer, and Antony A. Riley, our Chief Financial Officer, have been designated as proxy holders for the Special Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Special Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date unless you have properly revoked your proxy as described above.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.

How can I contact Forte’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (800) 736-3001 or (781) 575-3100 (International), or by writing Computershare Trust Company, N.A., at 150 Royall Street, Suite #101, Canton, MA 02021. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.

How are proxies solicited for the Special Meeting and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Special Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. In addition, we engaged Alliance Advisors, a proxy solicitation firm, to solicit proxies from stockholders for a fee of up to $8,000 plus certain additional costs associated with solicitation campaigns.

Where can I find the voting results of the Special Meeting?

If possible, we will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

What does it mean if I receive more than one set of printed proxy materials?

If you receive more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed proxy materials to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy statement. How may I obtain an additional copy of the proxy statement?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy statement, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy statement, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of our next proxy statement, you may contact us as follows:

Forte Biosciences, Inc.

Attention: Investor Relations

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

Tel: (310) 618-6994

Email: investors@fortebiorx.com

What is the deadline to propose actions for consideration at the Company’s next annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals (other than director nominations)

To be included in Company’s 2025 proxy statement

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. Rule 14a-8 requires that for a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices on or before April 1, 2025. Stockholder proposals should be addressed to:

Forte Biosciences, Inc.

Attention: Secretary

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

Tel: (310) 618-6994

To be presented but NOT included in Company’s 2025 proxy statement

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board, (iii) provided in the certificate of designation for any class or series of preferred stock, or (iv) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2025 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than April 22, 2025 at 5:00 p.m., Central Time; and

•	not later than May 22, 2025 at 5:00 p.m., Central Time.

In the event that the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the one-year anniversary of the date of the 2024 annual meeting, then notice by a stockholder of a stockholder proposal to be timely must be received by the Secretary of the Company not earlier than 5:00 p.m., Central Time, on the 120th day prior to such annual meeting of stockholders and not later than 5:00 p.m., Central Time, on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. That notice must state the information required by Section 5(b)(iv) of Forte’s bylaws, and otherwise must comply with applicable federal and state law. “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation and Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our 2025 proxy statement. In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy card rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL NO. 1

APPROVAL OF THE AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the Amended and Restated 2021 Equity Incentive Plan (the “A&R 2021 Plan”). The Board adopted the 2021 Equity Incentive Plan, (the “2021 Plan”) on April 29, 2021, and our stockholders approved the 2021 Plan at our 2021 annual meeting. The Board and our stockholders most recently amended and restated the current Amended and Restated 2021 Equity Incentive Plan (the “Current Plan”) in connection with the 2024 annual meeting. If our stockholders approve the A&R 2021 Plan, the A&R 2021 Plan will have an additional 3,000,000 shares of our common stock (“Shares”) to be granted as awards to our service providers, and Shares tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations with respect to awards granted under the Tocagen, Inc. 2009 Equity Incentive Plan, the Tocagen, Inc. 2017 Equity Incentive Plan, and the Forte Biosciences Inc. 2018 Equity Incentive Plan (the “Prior Plans”) will not become available for future grant under the A&R 2021 Plan.

If our stockholders do not approve the A&R 2021 Plan we may be limited in our ability to attract, recruit and retain employees and other service providers.

Why Should Stockholders Vote to Approve the A&R 2021 Plan?

The Increase to the Share Reserve Will Allow Us to Continue Attracting, Retaining and Motivating the Best Talent

Following the reverse stock split implemented on August 27, 2024, there were 340,000 Shares reserved under the Current Plan. In November 2024, the company completed a private placement financing for gross proceeds of $53.0 million, pursuant to which we issued 4,931,389 Shares and pre-funded warrants to purchase an additional 4,615,555 Shares. Following such financing, as of the Record Date there were 6,393,323 Shares outstanding, as well as pre-funded warrants to purchase an additional 5,003,121 Shares. To assess the adequacy of the share reserve under our Current Plan and consider a potential increase to such reserve, in December 2024 our compensation committee retained Vareo Advisors, an independent compensation consultant, to review the Company’s employee share usage, dilution to employees, equity overhang, and annual equity burn rate, as well as provide a market analysis against the Company’s peer group. Based on the results of such analysis, our compensation committee determined that based on the Shares available under the Current Plan relative to the company’s total outstanding Shares, the company would be severely limited in its ability to attract and retain key talent and therefore recommended, and our Board approved, the A&R 2021 Plan and related increase in the share reserve.

The Board recommends that our stockholders approve the A&R 2021 Plan because it believes our ability to grant equity-based awards is crucial in allowing the company to effectively compete for and appropriately motivate and reward key talent. It is in the long-term interest of both the company and its stockholders to strengthen the company’s ability to attract, retain and motivate employees, officers, nonemployee directors and certain other service providers, and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the company’s stockholders.

A Reasonable Number of Shares Will Be Reserved Under the A&R 2021 Plan

If our stockholders approve the A&R 2021 Plan, 3,000,000 additional Shares will be reserved for issuance under the A&R 2021 Plan (plus any Shares subject to outstanding equity awards granted under the Prior Plans). We anticipate these Shares will be enough to meet our expected needs through approximately 2026. The Board considered the following when determining the number of Shares to reserve for issuance under the A&R 2021 Plan:

•	Number of Shares Remaining under the Current Plan. As of December 31, 2024, 127,508 Shares remained available for issuance under the Current Plan.

•

Overhang. The 233,238 Shares subject to outstanding equity awards under all of our Prior Plans and the Current Plan as of December 31, 2024 represent approximately 3.6% of our outstanding Shares as of December 31, 2024.

•

Historical Grant Practices. The Board considered the number of equity awards we granted in 2023 and 2024. In 2023 we granted equity awards covering 56,200 Shares and in 2024, the number of equity awards granted covered 120,800 Shares. Our annual burn rate, which we define as the number of Shares subject to equity awards granted in a fiscal year, divided by the weighted average Shares outstanding for fiscal year 2023, was 4.5% and was 4.1% for fiscal year 2024.

•

Forecasted Grants. To determine how long the Shares we have requested approval for in the A&R 2021 Plan will enable us to make grants of equity awards, the Board considered the following factors: (i) the Shares reserved for grant under the Current Plan and (ii) forecasted future grants, with the future grant numbers determined based on assumptions about stock price and the competitive dollar value to be delivered to the grant recipient.

The A&R 2021 Plan Limits Dilution to our Stockholders

•

No Annual “Evergreen” Provision. The A&R 2021 Plan reserves a fixed number of Shares, which means that stockholder approval is required to increase the maximum number of Shares that can be granted under the A&R 2021 Plan. The A&R 2021 Plan does not contain an annual “evergreen” to automatically increase the number of Shares available for issuance each year. Instead, if we need additional Shares in the future for making grants under the A&R 2021 Plan, we will need to seek the approval of our stockholders.

•

Certain Shares Are Not Returned to the Share Reserve. Share subject to awards issued under the A&R 2021 Plan that are used to pay the exercise price of an award with an exercise price or to satisfy the tax withholding obligations for awards will not become available for future grant under the A&R 2021 Plan. Additionally, if our stockholders approve the A&R 2021 Plan, Shares tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations with respect to awards granted under our Prior Plans will not become available again for grant under the A&R 2021 Plan.

The A&R 2021 Plan Includes Compensation and Governance Best Practices

The A&R 2021 Plan includes provisions considered best practice for compensation and corporate governance purposes. These provisions protect our stockholders’ interests:

•	Administration. The A&R 2021 Plan is administered by the Compensation Committee, which consists entirely of independent non-employee directors.

•

Exchange Programs and Repricing is Not Allowed without Stockholder Approval. The A&R 2021 Plan does not permit awards to be repriced or exchanged for other awards unless stockholders approve the repricing or exchange.

•	Reasonable Annual Limits on Non-Employee Director Compensation. The A&R 2021 Plan sets reasonable limits as to the total compensation that non-employee directors may receive during each fiscal year.

•

No Dividends on Unvested Awards. The A&R 2021 Plan prohibits the payment of any dividends or other distributions with respect to Shares underlying awards that are not fully vested with the underlying Shares issued.

•

No Single-Trigger Vesting Acceleration upon a Change in Control. Except in the case of awards granted to our non-employee directors, awards under the A&R 2021 Plan will be treated in a change in control in the manner determined by the administrator, and the terms of the A&R 2021 Plan provide for no automatic vesting of awards upon a change in control unless the award is not assumed or substituted.

•

Limited transferability. Awards under the A&R 2021 Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, unless otherwise approved by the administrator.

•	No Tax Gross-ups. The A&R 2021 Plan does not provide for any tax gross-ups.

•	Forfeiture Events. Each award under the A&R 2021 Plan will be subject to any clawback policy as may be established and/or amended from time to time to comply with applicable laws.

Our executive officers and directors have an interest in the approval of the A&R 2021 Plan because they are eligible to receive equity awards under the A&R 2021 Plan.

Summary of the A&R 2021 Plan

The following paragraphs summarize the principal features of the A&R 2021 Plan and its operation. However, this summary is not a complete description of the provisions of the A&R 2021 Plan and is qualified in its entirety by the specific language of the A&R 2021 Plan. A copy of the A&R 2021 Plan is provided as Appendix A to this proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE A&R 2021 PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

Purposes of the A&R 2021 Plan

The purpose of the A&R 2021 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business. These purposes are achieved through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance share.

Shares Available for Issuance

Subject to the adjustment provisions in the A&R 2021 Plan, if approved by stockholders the A&R 2021 Plan will provide an increase to the number of Shares for issuance under the A&R 2021 Plan of 3,000,000 Shares. As of December 31, 2024, the Current Plan currently has 127,508 Shares remaining available to grant.

If an award granted under our A&R 2021 Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance units or performance Shares is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for awards other than options or stock appreciation rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under our A&R 2021 Plan (unless it has terminated). Upon exercise of a stock appreciation right settled in Shares, the gross number of Shares covered by the portion of the award so exercised, whether or not actually issued pursuant to such exercise, will cease to be available under our A&R 2021 Plan. Shares that have actually been issued under the A&R 2021 Plan under any award will not be returned to the A&R 2021 Plan and will not become available for future distribution under the A&R 2021 Plan; provided, however, that if Shares issued pursuant to awards of restricted stock, restricted stock units or performance awards are repurchased by us or are forfeited to us due to the failure to vest, such Shares will become available for future grant under the A&R 2021 Plan. Shares issued pursuant to awards under the A&R 2021 Plan that are used to pay the exercise price of an award or to satisfy the tax liabilities or withholdings related to an award will not become available for future grant or sale under the A&R 2021 Plan. To the extent an award under the A&R 2021 Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the A&R 2021 Plan. Currently, with respect to awards granted under our Prior Plans, Shares tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations become available again for grant under the 2021 Plan. If our stockholders approve the A&R 2021 Plan, Shares tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations with respect to awards granted under our Prior Plans will not become available again for grant under the A&R 2021 Plan.

The Company, during the term of the A&R 2021 Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the A&R 2021 Plan.

In the event of certain dividends or other distributions (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities or other change in the corporate structure affecting our Shares, the A&R 2021 Plan administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the A&R 2021 Plan, will adjust the number and class of Shares that may be delivered under the A&R 2021 Plan, and/or the number, class and price of Shares of stock subject to outstanding awards and the numerical limits of the A&R 2021 Plan.

Administration

Our Board may delegate administration of the A&R 2021 Plan to different committees with respect to different groups of service providers, which may administer the Plan. Our Board and the committees may further delegate administration of the A&R 2021 Plan to any committee of our Board, or a committee of individuals satisfying applicable laws appointed by our Board under the terms of the A&R 2021 Plan. For purposes of this summary of the A&R 2021 Plan, the term “administrator” will refer to our Board or any committee designated by our Board to administer the A&R 2021 Plan. The Board has initially designated our Compensation Committee as the administrator. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Subject to the terms of the A&R 2021 Plan, the administrator has the sole discretion to select the service providers who will receive awards; to determine the terms of awards; and to approve forms of award agreements for use with the A&R 2021 Plan; to modify or amend each award (subject to the repricing restrictions of the A&R 2021 Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the A&R 2021 Plan and outstanding awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of Shares otherwise due to such participant. The administrator may make rules and regulations relating to sub-plans established to satisfy applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the A&R 2021 Plan. The administrator will issue all awards under the terms of the A&R 2021 Plan.

Eligibility

All types of awards, other than incentive stock options, may be granted to our non-employee directors and to employees and consultants of us or any parent or subsidiary of ours. Incentive stock options may be granted only to our employees or of any parent or subsidiary corporation of ours. As of December 31, 2024, we had 11 employees (including one employee director), 6 independent non-employee directors, and less than 25 consultants.

Non-Employee Director Award Limitations

The A&R 2021 Plan provides that in any fiscal year, a non-employee board member may not be paid, issued or granted equity awards with an aggregate grant date fair value (determined under U.S. generally accepted accounting principles) and any other compensation (including without limitation cash retainers or fees) that, in the aggregate, exceed $750,000 (increased to $1,000,000 in the fiscal year his or her service as an non-employee director begins). Any award granted to a participant while he or she was an employee or a consultant (other than a non-employee director) will not count for this limitation.

No Dividends on Unvested Awards

Participants holding awards granted under the A&R 2021 Plan will not be entitled to receive any dividends or other distributions paid with respect to Shares underlying any such award until such award has fully vested, and all periods of restriction with respect to such award has lapsed, and Shares have been issued (as evidenced by the appropriate entry on the books of the company or of a duly authorized transfer agent of the company) pursuant to such award.

Stock Options

An option gives a participant the right to purchase a specified number of Shares for a fixed exercise price during a specified period. Each option granted under the A&R 2021 Plan will be evidenced by an award agreement specifying the number of Shares subject to the option and the other terms of the option, consistent with the A&R 2021 Plan.

The exercise price per Share of each option may not be less than the fair market value of a Share on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the company or any parent or subsidiary corporation of the company (a “ten percent stockholder”) must have an exercise price per Share equal to at least 110% of the fair market value of a Share on the date of grant. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The fair market value of a Share for this $100,000 measurement is generally the closing sales price of our stock as reported on the primary stock exchange on which it is traded.

Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. Upon the termination of a participant’s service, the unvested portion of the participant’s option generally expires. The vested portion of the option will remain exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, the vested portion of the option will remain exercisable for: (i) 3 months following cessation of the participant’s service provider status for reasons other than death or disability or (ii) 12 months following cessation of the participant’s service provider status due to death or disability. However, the option will not be exercisable after the end of the option’s term.

The term of an option will be specified in the award agreement but may not be more than ten years (or five years for an incentive stock option granted to a ten percent stockholder).

The administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the Shares to be exercised, together with applicable tax withholdings.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of a Share between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined as the product of: (i) the difference between the fair market value of a Share on the date of exercise and the exercise price and (ii) the number of exercised stock appreciation rights. We may pay the appreciation in cash, in Shares, or a combination of both. Each stock appreciation right granted under the A&R 2021 Plan will be evidenced by an award agreement specifying the exercise price and the other terms of the award. The administrator will have complete discretion to determine the number of stock appreciation rights granted to any service provider.

The exercise price per Share of each stock appreciation right may not be less than the fair market value of a Share on the date of grant.

Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. The term of a stock appreciation right may not be more than ten years. The terms relating to the period of exercise of stock appreciation rights following the termination of a participant’s service are similar to those for options described above.

Restricted Stock Awards

Subject to the minimum vesting requirements discussed above, awards of restricted stock are rights to acquire or purchase Shares that vest under the terms established by the administrator in its sole discretion. Unless the administrator provides otherwise, participants holding Shares of restricted stock will have voting rights and rights to dividends and other distributions with respect to such Shares without regard to vesting. However, such dividends or other distributions will be subject to the same restrictions and forfeitability provisions that apply to the Shares of restricted stock with respect to which they were paid. The administrator has the discretion to reduce or waive any restrictions and to accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

A restricted stock unit represent a right to receive cash or Shares if the performance goals or other vesting criteria set by the administrator are achieved or the restricted stock unit otherwise vests. Each award of restricted stock units granted under the A&R 2021 Plan will be evidenced by an award agreement specifying the number of Shares subject to the award and other terms of the award.

Subject to the minimum vesting requirements discussed above, the administrator may set vesting conditions based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable U.S. or non-U.S. federal or state securities laws, or any other basis determined by the administrator, in its discretion.

After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout or to accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units upon termination of his or her service. The administrator in its sole discretion may pay earned restricted stock units in cash, Shares, or a combination of both.

Performance Units and Performance Shares

Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the grant date. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria set by the administrator are achieved or the awards otherwise vest.

Each award of performance units or performance shares granted under the A&R 2021 Plan will be evidenced by an award agreement specifying the performance period and other terms of the award. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion.

After an award of performance units or performance shares has been granted, the administrator has the discretion to accelerate, reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares.

The administrator has the discretion to pay earned performance units or performance shares in the form of cash, Shares (which will have an aggregate fair market value equal to the earned performance units or performance shares at the close of the performance period), or a combination of both.

The administrator will have complete discretion in determining the number of performance units and performance shares granted to each participant.

A participant will forfeit any performance units or performance shares not earned and not vested as of the termination of his or her service with us.

Transferability of Awards

Awards generally are not transferable other than by will or by the laws of descent or distribution.

Dissolution or Liquidation

In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The A&R 2021 Plan provides that, in the event of a merger or Change in Control (as defined in the A&R 2021 Plan), each award will be treated as the administrator determines without a participant’s consent, including that (i) each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate; (ii) upon written notice to a Participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the transaction, or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be required to treat all awards¸ all awards held by a participant, all awards of the same type, or all portions of awards the same in the transaction.

If the successor corporation does not assume or substitute for the award (or portion thereof), the participant will vest in and may exercise all of the participant’s outstanding options and stock appreciation rights (or portion thereof) that is not assumed or substituted for, all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, and all other terms met, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the company or any of its subsidiaries or parents. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement, if an option or stock appreciation right (or its applicable portion) is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.

For awards granted to our non-employee directors, in the event of a Change in Control, (i) all restrictions on the non-employee director’s restricted stock and restricted stock units will lapse, (ii) the non-employee directors will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, and (iii) with respect to the non-employee director’s awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions will be deemed met.

Forfeiture Events

Each award under the A&R 2021 Plan will be subject to any clawback policy as may be established and/or amended from time to time to comply with applicable laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd Frank Wall Street Reform and Consumer Protection Act). The administrator may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. The administrator may require a participant to forfeit, return or reimburse the company all or a portion of the award and any amounts paid thereunder pursuant to the terms of the clawback policy or as necessary or appropriate to comply with applicable laws. Unless specifically mentioned and waived in an award agreement or other document, no recovery of compensation under a clawback policy or otherwise will constitute an event that triggers or contributes to any right of a participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the company or any parent or subsidiary of the company.

Termination or Amendment

The A&R 2021 Plan will continue in effect until terminated by the administrator, but no options that qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) may be granted after ten (10) years from the earlier of Board or stockholder approval of the Plan. The administrator may amend, alter, suspend, or terminate the A&R 2021 Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension, or termination may impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the A&R 2021 Plan. The summary is based on existing U.S. federal laws and regulations, and there can be no assurance that those laws and regulations will not change. The summary is not complete and does not discuss the tax consequences upon a participant’s death, or the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes because of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such Shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the Shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the Shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the Shares generally should be deductible by the company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the Shares or provide certain basis adjustments or tax credits for purposes.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Shares acquired by exercising a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to the company with respect to the grant of a nonstatutory stock option or the sale of the Shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring Shares of restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the Shares are acquired. Upon the sale of Shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will have to recognize ordinary income equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2021 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award subject to Section 409A violates Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, and interest on such deferred compensation.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award under the A&R 2021 Plan equal to the ordinary income realized by a participant when the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND SPLUNK WITH RESPECT TO AWARDS UNDER THE A&R 2021 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants and Directors

The number of awards that an employee, director, or consultant may receive under the A&R 2021 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of Shares subject to options granted during fiscal year 2024 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (ii) the average per Share exercise price of such options.

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Option Grants	Number of RSUs	Dollar Value of RSUs(1)
Paul Wagner, Ph.D. President, Chief Executive Officer and Director	44,000	$17.25	—	—

Antony Riley Chief Financial Officer	14,000	$17.25	—	—

All executive officers, as a group	58,000	$17.25	—	—

All directors who are not executive officers, as a group	25,000	$10.78	—	—

All employees who are not executive officers, as a group	34,600	$20.73	—	—

(1)	Reflects the aggregate grant date fair value of the equity awards computed in accordance with ASC 718.

Vote Required and Board Recommendation

The A&R 2021 Plan requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” this proposal and broker non-votes will have no effect.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN.

DIRECTOR COMPENSATION

Under our amended and restated non-employee director compensation policy, directors who are not serving as an employee of or consultant to the Company (each, a “Eligible Director”, and together, “Eligible Directors”) will receive compensation in the form of cash and equity, as described below. We also reimburse our non-employee directors for expenses incurred in connection with attending Board and committee meetings as well as continuing director education. Our compensation committee has primary responsibility for reviewing and approving the compensation paid to Eligible Directors. Our compensation committee reviews at least annually the type and form of compensation paid to Eligible Directors.

Cash Compensation

Under our amended and restated non-employee director compensation policy in 2023, each Eligible Director was paid an annual cash retainer of $40,000. In March 2024, our Board, upon the recommendation of our compensation committee, approved an amended and restated non-employee director compensation policy pursuant to which each Eligible Director will be paid an annual cash retainer of $42,500. In addition, each Eligible Director is entitled to receive the following cash compensation for his or her services under the policy:

•	$30,000 per year for service as chair of the Board;

•	$20,000 per year for service as lead independent director;

•	$16,000 per year for service as chair of the audit committee;

•	$8,000 per year for service as a member of the audit committee;

•	$12,000 per year for service as chair of the compensation committee;

•	$6,000 per year for service as a member of the compensation committee;

•	$10,000 per year for service as chair of the nominating and corporate governance committee; and

•	$5,000 per year for service as a member of the nominating and corporate governance committee.

All cash payments to Eligible Directors are paid quarterly in arrears on a prorated basis. The above-listed fees for service as chair and members of committees are payable in addition to the Eligible Director retainer.

Equity Compensation

Initial Options. Each person who first becomes an Eligible Director after the effective date of the amended and restated non-employee director compensation policy will receive, on the first trading day on or after the date that the person first becomes an Eligible Director, an initial award (or, the “Initial Award”) of stock options to purchase 2,000 (subject to adjustment for any reverse stock split) shares of our Common Stock. The Initial Award will be scheduled to vest in equal installments as to 1/36th of the shares of our Common Stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our Board and also an employee or consultant, then becoming a non-employee director due to termination of employment or consulting arrangement will not entitle the person to an Initial Award.

Annual Options. Each continuing Eligible Director automatically will receive, on the date of each annual meeting of our stockholders, an annual award (or, the “Annual Award)” of stock options to purchase 2,000 shares (subject to adjustment for any reverse stock split) of our Common Stock. Each Annual Award will be scheduled to vest as to 1/12th shares subject to the Annual Award on a monthly basis following the Annual Award’s grant date on the same day of the month as such grant date (or the last day of the month, if there is no corresponding day in such month), or if earlier, the day immediately before the date of the next annual meeting that occurs after the Annual Award’s grant date, subject to continued services to us through the applicable vesting date.

Change in Control. In the event of a change in control, as defined in our 2021 Equity Incentive Plan, each Eligible Director’s then outstanding company equity awards covering shares of our Common Stock will accelerate vesting in full, provided that he or she continues to provide services to the Company through the date of our change in control.

Other Award Terms. Each Initial Award and Annual Award is granted under our 2021 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our Common Stock on the award’s grant date.

Consulting Agreement with Barbara W. Finck, M.D.

On March 14, 2024, the Board approved a consulting agreement with Dr. Finck pursuant to which Dr. Finck shall serve as the acting Senior Medical Clinician to the Company. Dr. Finck will be paid $50,000 per month for the duration of the consulting agreement and will not receive the compensation provided for non-employee directors under the Non-Employee Director Compensation Policy described above during the consulting period. The consulting agreement also provides for a stock option to purchase 7,000 shares (as adjusted by the most recent stock split) of our Common Stock, which was granted to Dr. Finck on March 21, 2024.

Director Compensation for Fiscal 2023

The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our Board, for the fiscal year ended December 31, 2023. Directors who are also our employees or consultants receive no additional compensation for their service as directors. During 2023, Dr. Wagner was an employee and executive officer of the company and therefore, did not receive compensation as a director. Mr. Kapoor and Mr. Vincent joined our Board in September 2024 and did not receive and compensation in the fiscal year ended December 31, 2023. Dr. Eichenfield and Mr. Williams resigned from the Board in September 2024.

Name	Fees Paid or Earned in Cash ($)		Option Awards (1) ($)	All Other Compensation ($)		Total ($)
Steven Kornfeld	81,000		16,728			97,728
Scott Brun, M.D.	46,000		16,728			62,728
Lawrence Eichenfield, M.D.	46,000		16,728			62,728
Stephen K. Doberstein, Ph.D.	46,000		16,728			62,728
Barbara K. Finck, M.D.	45,000		16,728			61,728
Donald A. Williams	69,000		16,728			85,728
David Gryska	46,800		57,503			104,303
Patricia Walker, M.D., Ph.D.	800	(2)		50,000	(3)	50,800

(1)

This column reflects the aggregate grant date fair value of option awards granted to the director in the applicable fiscal year, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation-Stock Compensation (Topic 718). See Note 8 to our financial statements for the year ended December 31, 2023 in our Annual Report on Form 10-K for a discussion of the assumptions made by us in determining the grant date fair value of our equity award.

(2)	Dr. Walker resigned from the Board effective January 6, 2023. This represents a pro-rated amount for the period of time Dr. Walker was a member of the Board in the fiscal year ended December 31, 2023.
(3)	This amount represents fees paid to Dr. Walker for consulting services provided following her resignation from our Board.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2023 (as adjusted for the reverse stock split):

Name	Number of Shares Underlying Outstanding Stock Awards	Number of Shares Underlying Outstanding Options
Steven Kornfeld	—	5,000
Scott Brun, M.D.	—	3,000
Lawrence Eichenfield, M.D.	—	5,843
Donald A. Williams	—	5,000
Barbara K. Finck, M.D.	—	4,166
Stephen K. Doberstein, Ph.D.	—	4,000
David Gryska	—	3,000

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, although it may instead, in its discretion, make recommendations to our Board regarding executive compensation for its approval. The compensation committee makes recommendations to our Board regarding our Chief Executive Officer’s compensation.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2022 and 2023, our compensation committee retained Vareo Advisors, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Our compensation committee engaged the above mentioned independent consultant to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), for 2023 were:

•	Paul A. Wagner, Ph.D., our Chairman, President and Chief Executive Officer;

•	Antony A. Riley, our Chief Financial Officer; and

•	Hubert C. Chen, our former President and Chief Scientific Officer

Summary Compensation Table

The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal year ended December 31, 2023 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)

Paul A. Wagner, Ph.D. Chairman, President and Chief Executive Officer	2023	619,500	—	489,950	—	340,725	—	1,450,175
	2022	590,000	324,500	—	313,110	—	—	1,227,610

Antony Riley Chief Financial Officer	2023	418,000	—	154,500	—	150,480	—	722,980
	2022	380,000	152,000	—	78,278	—	—	610,278

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)

Hubert C. Chen (3) Former President and Chief Scientific Officer	2023	450,000	—	123,600	—	—	—	573,600
	2022	255,682	102,575	—	211,600	—	—	569,857

(1)

These columns reflect the aggregate grant date fair value of stock and option awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 8 to our financial statements for the year ended December 31, 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(2)	These amounts represent cash bonuses earned based upon the achievement of company goals and objectives for the applicable year, each of which were paid in the subsequent fiscal year.
(3)	The salary for Dr. Chen for 2022 is based on a start date of June 7, 2022 and a base salary of $450,000. Dr. Chen served as President and Chief Scientific Officer until March 2024.

Non-Equity Incentive Plan Compensation

At the beginning of 2023, we adopted bonus target goals and objectives for our executive employees that provides for cash incentives for performance in 2023. The 2023 bonus opportunities for our executives were based on the assessment of our Board of the achievement of such goals and objectives that were established by our Board. The company goals and objectives for 2023 consisted primarily of financing, clinical, pre-clinical and corporate development goals. Based on our performance against the approved company goals and objectives and other operational milestones during the year, our Board determined to provide bonuses to our executive officers at a percentage of the target level for each eligible executive officer.

The amounts in the Summary Compensation Table under the column “Non-equity incentive plan compensation” are based on the named executive officer’s target bonus amount multiplied by the achievement percentage set by our Board, consistent with the determinations under the 2023 bonus target goals and objectives.

Employment Arrangements

Each of our current executive officers has executed our standard form of confidential information, invention assignment and arbitration agreement.

Forte has entered into offer letters with each of its named executive officers (the “Offer Letters”). The Offer Letters supersede all other or prior agreements with respect to Forte’s named executive officers’ employment terms. Employment under the Offer Letters is at will and may be terminated at any time by Forte or by the applicable named executive officer. As of December 31, 2024, each named executive officer is entitled to: (i) an annual base salary, currently $644,280 in the case of Dr. Wagner and $434,720 in the case of Mr. Riley, (ii) a discretionary annual bonus, 55% of his annual base salary in the case of Dr. Wagner and 40% of his annual base salary in the case of Mr. Riley, based on achievement of performance objectives to be determined by the Board.

Forte has entered into severance agreements with each of its named executive officers (the “Severance Agreements”). The Severance Agreements supersede any prior agreement or arrangement that each executive may have had with the Company that provides for severance or change in control payments and benefits. The Severance Agreements provide that if, other than during the period beginning three months before a change in control through the one-year anniversary of a change in control (the “CIC Period”), the executive is terminated either (x) by the Company without cause (as defined in the applicable Severance Agreement, and excluding by reason of his or her death or disability), or (y) by the executive for good reason (as defined in the Severance

Agreement), then the executive will receive the following severance payments and benefits if he or she timely executes and does not revoke a separation agreement and release of claims in the Company’s favor:

•

Continuing payments of such officer’s base salary as in effect immediately before such termination, less applicable withholdings, for a period of 12 months, or 18 months in the case of the Chief Executive Officer.

•	A lump sum cash payment equal to 100% of such officer’s target bonus opportunity, or 150% in the case of the Chief Executive Officer, as in effect immediately before such termination.

•

Company payment of the premiums required for continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under the Company’s group health, dental and vision care plans for the executive officer and his or her eligible dependents for up to 12 months, or 18 months in the case of the Chief Executive Officer.

•	For the Chief Executive Officer only, 12 months accelerated vesting and exercisability of the outstanding and unvested Company equity as of the termination date.

If, during the CIC Period, the officer’s employment with the Company is terminated either (x) by the Company without cause (as defined in the applicable Severance Agreement, and excluding by reason of his or her death or disability) or (y) by the executive for good reason (as defined in the respective Severance Agreement), the executive will receive the following severance payments and benefits if he or she timely executes and does not revoke a separation agreement and release of claims in the Company’s favor:

•	A lump sum cash payment equal to 150% of such executive’s base salary as in effect immediately before such termination, or 200% in the case of the Chief Executive Officer.

•

A lump sum cash payment equal to 150% of such officer’s target bonus opportunity, or 200% in the case of the Chief Executive Officer, as in effect immediately before such termination or the applicable change in control, if greater.

•

Company payment of the premiums required for continued coverage pursuant to COBRA under the Company’s group health, dental and vision care plans for the executive officer and his or her eligible dependents for up to 18 months, or 24 months in the case of the Chief Executive Officer.

•	100% accelerated vesting and exercisability of the outstanding and unvested Company equity granted to the executive.

Each Severance Agreement provides that, if any of the amounts provided for under a Severance Agreement or otherwise payable to the executive would constitute “parachute payments” within the meaning of Internal Revenue Code Section 280G and could be subject to the related excise tax, the executive would receive (to the extent he or she is entitled to such receipt) either the full payment of benefits under the executive’s Severance Agreement or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive. The Severance Agreements do not provide for any tax gross-ups in connection with a change in control.

Outstanding Equity Awards at Fiscal 2023 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2023 (as adjusted for the reverse stock split).

	Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Exercisable Options	Number of Securities Underlying Unexercisable Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Paul A. Wagner, Ph.D.	12/19/2018	—	16,866	21.50	12/19/2028
	4/9/2021	3,064	2,336	991.50	4/8/2031
	1/17/2022	5,748	6,251	43.00	1/16/2032
	11/12/2021					3,511	294,998
	3/23/2023					16,250	398,084

Antony Riley	3/29/2020	394	27	31.00	3/29/2030
	6/30/2020	2,810	189	364.50	6/29/2030
	4/9/2021	1,133	567	991.50	4/8/2031
	1/17/2022	1,437	1,562	43.00	1/16/2032
	11/12/2021					2,976	249,997
	2/25/2023					4,875	125,531

Hubert C. Chen	6/7/2022	3,750	6,250	32.50	6/7/2032
	2/25/2023					3,900	100,425

Recent Option Grants

In March 2024, the Board, upon recommendation from the Compensation Committee, granted an option award of 44,000 shares (as adjusted for the reverse stock split) of Forte common stock to Dr. Wagner. Additionally, the Compensation Committee granted an option award of 14,000 shares (as adjusted for the reverse stock split) of Forte common stock to Mr. Riley. Each option grant was granted under the 2021 Equity Incentive Plan and the form of option agreement thereunder. Subject to the applicable individual continuing to be a service provider to Forte through such date, 25% of the shares subject to each such option shall vest on the one year anniversary of the grant date and 1/48th of the shares subject to each option shall vest each month thereafter.

Perquisites and Health and Welfare Benefits

Forte’s named executive officers, during their employment with us, are eligible to participate in Forte’s employee benefit plans, including Forte’s medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of Forte’s other employees.

Forte generally does not provide perquisites or personal benefits to Forte’s named executive officers, except in limited circumstances. The Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in Forte’s best interests.

Retirement Benefits and Nonqualified Deferred Compensation

Forte does not maintain any plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement. Forte does not maintain nonqualified deferred compensation plans. The Board may elect to provide Forte’s officers and other employees with such benefits in the future if it determines that doing so is in Forte’s best interests.

Equity Benefit Plans

The following table provides information as of December 31, 2023 with respect to shares of our common stock that may be issued under our existing equity compensation plans (with giving effect to the reverse stock split).

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders
2021 Equity Incentive Plan (1)	96,805	$110.09	99,818
2018 Equity Incentive Plan (2)	18,925	$21.96	—
2017 Equity Incentive Plan (3)	15,298	$713.68	—
2017 Employee Stock Purchase Plan (4)	—	$—	20,441
Equity compensation plans not approved by security holders
2020 Inducement Equity Incentive Plan (5)	17,000	$264.82	3,000

TOTAL	148,028		123,259

(1)

Our Board adopted, and our stockholders approved the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan was most recently amended and restated in August 2024 to increase the number of shares reserved for issuance under the 2021 Plan by 140,000 shares, as approved by our stockholders at our 2024 annual meeting.

(2)	We assumed the Forte Subsidiary, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), at the time of the merger with Forte Subsidiary, Inc. No additional awards will be made under the 2018 Plan.
(3)

Our Board and stockholders approved and adopted the 2017 Equity Incentive Plan in March 2017 (the “2017 Plan”). The 2017 Plan became effective on April 13, 2017 in connection with the Company’s initial public offering. The 2021 Plan is a successor to the 2017 Plan. No further grants will be made under the 2017 Plan.

(4)

Our Board and stockholders adopted the Employee Stock Purchase Plan (“ESPP”) in March 2017 and the ESPP became effective on April 13, 2017, in connection with the Company’s initial public offering. The ESPP provides for an annual, automatic increase to the number of shares of Common Stock authorized for issuance thereunder, effective as of the first day of each fiscal year, by an amount equal to the least of (a) 1% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year and (b) 12,000 shares of Common Stock.

(5)

On July 26, 2020, the Company adopted the 2020 Inducement Equity Incentive Plan (the “2020 Inducement Plan”) and reserved 20,000 shares for future grant under the 2020 Inducement Plan. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules. On March 14, 2024, our Board approved an increase to the 2020 Inducement Plan of 60,000 shares, to a new total of 80,000 shares of common stock. As of December 31, 2023, there were 3,000 shares available for issuance under the 2020 Inducement Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of December 30, 2024 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 6,393,323 shares of our Common Stock outstanding as of December 30, 2024. We have deemed shares of our Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of December 30, 2024 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of December 30, 2024, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Entities Affiliated with Alger Associates, Inc. (1)	958,925	15.0%
Entities Affiliated with Janus Henderson Investors US LLC (2)	958,314	14.9%
Entities Affiliated with BVF Partners L.P. (3)	643,622	9.99%
Entities Affiliated with Tybourne Strategic Opportunities Fund II LP (4)	640,770	9.99%
Entities Affiliated with OrbiMed (5)	636,558	9.9%
Nemean Asset Management, LLC (6)	432,276	6.8%
Ikarian Healthcare Master Fund, LP (7)	402,038	6.3%

Named Executive Officers and Directors:
Paul A. Wagner, Ph.D. (8)	109,942	1.7%
Antony Riley (9)	30,776	*
Steven Kornfeld (10)	9,960	*
Hubert C. Chen, M.D. (11)	3,736	*
David Gryska (12)	9,328	*
Shiv Kapoor (13)	277	*
Richard Vincent (14)	277	*
Barbara K. Finck, M.D. (15)	5,110	*
Stephen K. Doberstein, Ph.D. (16)	4,833	*
Scott Brun, M.D. (17)	9,376	*
All directors and executive officers as a group (9 persons)	197,950	3.1%

*	Represents less than 1%.
(1)

Based solely on the most recently available Schedule 13G filed with the SEC on December 6, 2024, consists of (i) 958,925 shares of common stock held by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC (“FAM”), a registered investment adviser. FAM is a 100% owned subsidiary of Alger Group Holdings, LLC (“AGH”), a holding company. AGH is a 100% owned subsidiary of Alger Associates, Inc., a holding company. The address of each of Alger Associates, Inc. is 100 Pearl Street, 27th Floor, New York, NY 10004.
(2)

Based solely on the latest information known to the Company, consists of (i) 831,680 shares of common stock held by Janus Henderson Biotech Innovation Master Fund Limited (“Janus I”), (ii) 88,320 shares of common stock held by Janus Henderson Biotech Innovation Master Fund II Limited (“Janus II”), (iii) 38,314 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable within 60 days of December 30, 2024 held by Janus I and Janus II, and (iv) excludes 482,702 shares of common stock issuable upon the exercise of pre-funded warrants held by Janus I and Janus II. These shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for Janus I and Janus II and has the ability to make decisions with respect to the voting and deposition of the shares subject to the oversight of the board of directors of Janus I and Janus II. Under the terms of its management contract with Janus I and Janus II, Janus has overall responsibility for directing the investments of Janus I and Janus II in accordance with the Selling Securityholder’s investment objective, policies and limitations. Janus I and Janus II have one or more portfolio managers appointed by and serving at the pleasure of Janus whom makes decisions with respect to the disposition of the shares offered hereby. The portfolio managers for Janus I and Janus II are: Andrew Acker, Daniel S. Lyons and Agustin Mohedas, each of whom disclaims beneficial ownership of the shares held by Janus I and Janus II, except to the extent of his pecuniary interest therein if any. The address for each of Janus I and Janus II is 151 Detroit Street, Denver, CO 80206.

(3)

Based solely on the latest information known to the Company, consists of (i) 305,566 shares of common stock held by Biotechnology Value Fund, L.P. (“BVF”), (ii) 246,319 shares of common stock held by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 30,882 shares of common stock held by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), (iv) 11,515 shares of common stock by MSI BVF SPV, LLC (“MSI”), (v) 49,340 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable within 60 days of December 30, 2024 held by BVF, BVF2, Trading Fund OS, and MSI, and (v) excludes 16,017 shares of common stock issuable upon the exercise of pre-funded warrants held by BVF, BVF2, Trading Fund OS, and MSI. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF, BVF2, Trading Fund OS, and MSI, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and MSI. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark N. Lampert (“Mr. Lampert”), as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the Shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2, Trading Fund OS and MSI. The address of the entities affiliated with BVF Partners L.P. is C/O BVF Partners L.P., 44 Montgomery St, 40th Floor, San Francisco, CA 94104.

(4)

Based solely on the latest information known to the Company, consists of (i) 599,270 shares of common stock held by Tybourne Strategic Opportunities Fund II LP (“TSOF II”), (ii) 20,711 shares of common stock held by TSOF Co-investment Fund 3 LP (“TSOF Co-Investment Fund 3”), (iii) 20,789 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable within 60 days of December 30, 2024 held by TSOF II and TSOF Co-Investment Fund 3, and (iv) excludes 697,571 shares of common stock issuable upon the exercise of pre-funded warrants held by TSOF II and TSOF Co-Investment Fund 3. In accordance with the Beneficial Ownership Limitation of the pre-funded warrants, TSOF II and TSOF Co-investment Fund 3 are prohibited from exercising such pre-funded warrants to the extent that, immediately prior to or as a result of such exercise, TSOF II and TSOF Co-investment Fund 3 would, together with affiliates and any persons who are members of a Section 13(d) group with these funds or their affiliates, beneficially own more than 9.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise. Tybourne Strategic Opportunities GP II Limited, which is indirectly owned by Tybourne Kesari Limited (“Tybourne Kesari”), is the general partner of TSOF II and Co-investment Fund 3 LP. Each of Tybourne Strategic Opportunities GP II Limited and Tybourne Kesari may be deemed a beneficial owner of, and Viswanathan Krishnan (“Mr. Krishnan”) may be deemed to have sole voting and dispositive power over, the shares held by, and all shares acquirable upon the exercise of the pre-funded warrants held by, each of TSOF II and TSOF Co-investment Fund 3. Each of Tybourne Strategic Opportunities GP II Limited, Tybourne Kesari and Mr. Krishnan hereby disclaims any beneficial ownership of such shares other than to the extent of any pecuniary interest therein. The address of TSOF II and TSOF Co-investment Fund 3 is c/o Tybourne Capital Management (HK) Limited, Suites 818-822, 8/F, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong
(5)

Based solely on the latest information known to the Company, consists of (i) 300,000 shares of common stock held by OrbiMed Private Investments IX, LP (“OPI IX”), (ii) 210,000 shares of common stock held by OrbiMed Genesis Master Fund, L.P. (“Genesis”), (iii) 90,000 shares of common stock held by The Biotech Growth Trust PLC (“BIOG”), (iv) 36,558 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable within 60 days of December 30, 2024 held by OPI IX, Genesis, and BIOG, and (v) excludes 2,966,288 shares of common stock issuable upon the exercise of pre-funded warrants held by OPI IX, Genesis, and BIOG. OrbiMed Capital GP IX LLC (“GP IX”) is the general partner of OPI IX, and OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP IX. By virtue of such relationships, GP IX and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by OPI IX and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis. OrbiMed Advisors is the managing member of Genesis GP. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by Genesis and OPI IX, except to the extent of its or his pecuniary interest therein if any. OrbiMed Capital LLC (“OrbiMed Capital”) is the portfolio manager of BIOG. OrbiMed Capital exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by BIOG, except to the extent of its or his pecuniary interest therein if any. The address for each of OPI IX, Genesis, and BIOG is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York.

(6)

Based solely on the latest information known to the Company, consists of 432,276 shares of common stock held by Nemean Asset Management, LLC. Steven Oliveira is the managing member of Nemean Asset Management, LLC, and may be deemed to beneficially own the shares beneficially owned by Nemean Asset Management, LLC. Mr. Oliveira disclaims beneficial ownership of the securities beneficially owned by Nemean Asset Management, LLC.

(7)

Based solely on the latest information known to the Company, consists of (i) 402,038 shares of common stock held by Ikarian Healthcare Master Fund, LP (“Ikarian”), and (ii) excludes 299,253 shares of common stock issuable upon the exercise of pre-funded warrants held by Ikarian. Neil Shahrestani may be deemed to be the beneficial owner of the shares held by Ikarian and disclaims such beneficial ownership of the shares held by Ikarian, except to the extent of his pecuniary interest therein if any. The address for Ikarian is 100 Crescent Ct., Suite 1620, Dallas, TX 75201.

(8)

Consists of (i) 77,470 shares of common stock, (ii) 31,222 shares of common stock underlying options held by Dr. Wagner that are exercisable as of December 30, 2024 or that will become exercisable within 60 days after such date, and (iii) 1,250 shares of common stock issuable upon vesting of time-based RSUs vesting within 60 days of December 30, 2024.

(9)

Consists of (i) 30,776 shares of common stock, (ii) 7,355 shares of common stock underlying options held by Mr. Riley that are exercisable as of December 30, 2024 or that will become exercisable within 60 days after such date, and (iii) 375 shares of common stock issuable upon vesting of time-based RSUs vesting within 60 days of December 30, 2024.

(10)

Consists of (i) 3,960 shares of common stock and (ii) 6,000 shares of common stock underlying options held by Mr. Kornfeld that are exercisable as of December 30, 2024 or that will become exercisable within 60 days after such date.

(11)	Consists of 3,736 shares of common stock held by Dr. Chen.
(12)

Consists of (i) 5,940 shares of common stock and (ii) 3,388 shares of common stock underlying options held by Mr. Gryska that are exercisable as of December 30, 2024 or that will become exercisable within 60 days after such date.

(13)	Consists of 277 shares of common stock underlying options held by Mr. Kapoor that are exercisable as of December 30, 2024 or that will become exercisable within 60 days after such date.
(14)	Consists of 277 shares of common stock underlying options held by Mr. Vincent that are exercisable as of December 30, 2024 or that will become exercisable within 60 days after such date.
(15)	Consists of 5,110 shares of common stock underlying options held by Dr. Finck that are exercisable as of December 30, 2024 or that will become exercisable within 60 days after such date.
(16)	Consists of 4,833 shares of common stock underlying options held by Dr. Doberstein that are exercisable as of December 30, 2024 or that will become exercisable within 60 days after such date.
(17)	Consists of 3,500 shares of common stock underlying options held by Dr. Brun that are exercisable as of December 30, 2024 or that will become exercisable within 60 days after such date.

OTHER MATTERS

Our board of directors does not know of any other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Special Meeting, we urge you to vote by Internet or mail.

WHERE YOU CAN FIND ADDITONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC.

THE BOARD OF DIRECTORS

Dallas, TX

December 31, 2024

Appendix A

Amended and Restated 2021 Equity Incentive Plan

FORTE BIOSCIENCES, INC.

AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.

2. Definitions. As used herein, the following definitions will apply:

2.1 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.

2.4 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means the occurrence of any of the following events:

(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by

Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

2.9 “Common Stock” means the common stock of the Company.

2.10 “Company” means Forte Biosciences, Inc., a Delaware corporation, or any successor thereto.

2.11 “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.12 “Director” means a member of the Board.

2.13 “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.14 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.15 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.16 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

2.17 “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

2.17.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

2.17.2 If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

2.17.3 In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

2.18 “Fiscal Year” means the fiscal year of the Company.

2.19 “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.20 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.21 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.22 “Option” means a stock option granted pursuant to the Plan.

2.23 “Outside Director” means a Director who is not an Employee.

2.24 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.25 “Participant” means the holder of an outstanding Award.

2.26 “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.

2.27 “Performance Period” means Performance Period as defined in Section 10.1.

2.28 “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.29 “Plan” means this 2021 Equity Incentive Plan.

2.30  “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

2.31 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.32 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.33 “Section 16b” means Section 16(b) of the Exchange Act.

2.34 “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.35 “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.36 “Service Provider” means an Employee, Director or Consultant.

2.37 “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

2.38 “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

2.39 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.40 “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.41 “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Stock Subject to the Plan.

3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 14, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to (a) 3,340,000 Shares, plus (b) any Shares subject to awards granted under the Tocagen, Inc. 2009 Equity Incentive Plan, the Tocagen, Inc. 2017 Equity Incentive Plan, and the Forte Biosciences Inc. 2018 Equity Incentive Plan that, after May 28, 2021, the date of the original stockholder approval of the 2021 Equity Incentive Plan, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (b) equal to 44,093. In addition, Shares may become available for issuance under Section 3.2. The Shares may be authorized but unissued, or reacquired Common Stock.

3.2 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise, will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1, plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3.2.

3.3 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

4.1 Procedure.

4.1.1 Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

4.1.2 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.3 Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

4.2.1 to determine the Fair Market Value;

4.2.2 to select the Service Providers to whom Awards may be granted hereunder;

4.2.3 to determine the number of Shares to be covered by each Award granted hereunder;

4.2.4 to approve forms of Award Agreements for use under the Plan;

4.2.5 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

4.2.6 to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

4.2.7 to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

4.2.8 to modify or amend each Award (subject to Section 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5);

4.2.9 to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 15;

4.2.10 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

4.2.11 to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

4.2.12 to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

4.4 Exchange Program. The Administrator may not institute an Exchange Program.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

6.2 Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.3 Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6.3, Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

6.4 Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.5 Option Exercise Price and Consideration.

6.5.1 Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

6.5.2 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3 Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (h) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

6.6 Exercise of Option.

6.6.1 Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.6.2 Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option, to the extent that the Option is vested on the date of termination, within three (3) months of termination, or such shorter or longer period of time, as is specified in the Award Agreement or in writing by the Administrator, in each case, in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.3 Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within twelve (12) months of termination, or such longer or shorter period of time as is specified in the Award Agreement or in writing by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.4 Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within twelve (12) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement or in writing by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.5 Tolling Expiration. A Participant’s Award Agreement may also provide that:

(a) if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

(b) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

7.2 Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

7.3 Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

7.4 Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.5 Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.5 relating to exercise also will apply to Stock Appreciation Rights.

7.6 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

7.6.1 The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

7.6.2 The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

8.2 Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

8.3 Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

8.5 Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6 Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

8.7 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

9.1 Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

9.2 Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

9.3 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

9.5 Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Performance Awards.

10.1 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

10.2 Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3 Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

10.4 Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

10.5 Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11. Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

12. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its

Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

14.1 Adjustments. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and numerical Share limits in Section 3.

14.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

14.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (c) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (d) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (e) any combination of the foregoing. In taking any of the actions permitted under this Section 14.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units,

Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 14.3 and Section 14.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 14.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 14.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

14.4 Outside Director Awards. With respect to Awards granted to an Outside Director, the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.

15. Award Limitations.

(a) Outside Director Award Limitations. No Outside Director may be paid, issued, or granted, in any Fiscal Year, equity awards (including any Awards issued under this Plan) with an aggregate value (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) and any other compensation (including without limitation any cash retainers or fees) that, in the aggregate, exceed $750,000, increased to $1,000,000 for such Outside Director for the Fiscal Year in which he or she joins the Board as an Outside Director. Any Awards or other compensation paid or provided to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 15(a).

(b) Dividends and Other Distributions. Service Providers holding Awards granted under the Plan will not be entitled to receive any dividends or other distributions paid with respect to Shares underlying any such Award until such Award has fully vested, and all Periods of Restriction with respect to such Award has lapsed, and Shares have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) pursuant to such Award.

16. Tax Withholding.

16.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

16.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective as of its adoption by the Board. The Plan will continue in effect until terminated under Section 20, but no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after ten (10) years from the earlier of the Board or stockholder approval of the Plan.

20. Amendment and Termination of the Plan.

20.1 Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

20.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

20.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

21.1 Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

21.2 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with Applicable Laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 24 specifically is mentioned and waived in an

Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

FORTE BIOSCIENCES, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FBRX2025SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60067-S03376	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FORTE BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following proposal:				For	Against	Abstain

1. The approval of an amended and restated 2021 Equity Incentive Plan.				☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

V60068-S03376

FORTE BIOSCIENCES, INC.

Special Meeting of Stockholders

January 24, 2025 8:00 AM Central Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Paul A. Wagner, our Chief Executive Officer, and Antony A. Riley, our Chief Financial Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of FORTE BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on Friday, January 24, 2025 at 8:00 AM Central Time, at www.virtualshareholdermeeting.com/FBRX2025SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side